Exhibit 10.7

[SEAL]
RECEIVED

DEC 22 AM 9:39

RICHARD W. WEEKING
CLERK, U.S. DISTRICT COURT
NORTHERN DISTRICT OF CALIFORNIA

BILL LOCKYER

Attorney General of the State of California

RICHARD M. FRANK

Chief Deputy Attorney General

THOMAS GREENE

Chief Assistant Attorney General

KATHLEEN E. FOOTE

Senior Assistant Attorney General

ADAM MILLER, State Bar No. 168254

Deputy Attorney General

455 Golden Gate Avenue, Suite 11000

San Francisco, CA 94102-7004

Telephone: (415) 703-5551

Fax: (415) 703-5480

Email: Adam.Miller@doj.ca.gov

Attorneys for the State of California

IN THE UNITED STATES DISTRICT COURT

FOR THE NORTHERN DISTRICT OF CALIFORNIA

STATE OF CALIFORNIA,	CASE NO.

Plaintiff,	[PROPOSED]
STIPULATED FINAL JUDGMENT
v.

MARQUEE HOLDINGS, INC.,
a Delaware corporation,
d/b/a AMC ENTERTAINMENT INC.,

and

LCE HOLDINGS, INC., a Delaware corporation, d/b/a LOEWS CINEPLEX ENTERTAINMENT CORPORATION,

Defendants.

STIPULATED FINAL JUDGMENT

WHEREAS, on June 21, 2005, defendants announced their intention to merge (the “proposed transaction”);

AND WHEREAS, the State of California (“plaintiff”) filed its Complaint against Marquee Holdings Inc. and LCE Holdings, Inc. (“defendants”) on            ,       2005, plaintiff and defendants by their respective attorneys have consented to the entry of this Final Judgment

STIPULATED FINAL JUDGMENT

without trial or adjudication of any issue of fact or law herein, defendants and their respective attorneys have waived notice of presentation of this Final Judgment and service of summons, and without this Final Judgment constituting any evidence against or an admission by any party with respect to any issue of law or fact herein;

AND WHEREAS, defendants have agreed to be bound by the provisions of this Final Judgment pending its approval by the Court;

AND WHEREAS, this Final Judgment requires defendants, as a condition of the proposed transaction, to promptly divest the two theaters in the State of California identified below;

AND WHEREAS, plaintiff’s purpose in seeking these divestitures, and plaintiff’s actions in effectuating these divestitures, are to establish a viable competitor(s) in the State of California in the exhibition of first-run movies;

AND WHEREAS, defendants have represented to the plaintiff that the divestitures ordered herein will be made, and that defendants will later raise no claim of hardship or difficulty in accomplishing the divestitures as grounds for asking the Court to modify the divestiture requirements of this Final Judgment;

NOW, THEREFORE, before the taking of any testimony, and without trial or adjudication of any issue of fact or law herein, and upon consent of the parties hereto, it is hereby ORDERED, ADJUDGED, AND DECREED as follows:

I.              JURISDICTION

This Court has jurisdiction over each of the parties hereto and over the subject matter of this action. The Complaint states a claim by the plaintiff upon which relief may be granted against the defendants, as hereinafter defined, under Section 7 of the Clayton Act, as amended (15 U.S.C. § 18).

II.            DEFINITIONS

“OAG” means the Office of the Attorney General for the State of California.

“AMC” means Marquee Holdings Inc. d/b/a AMC Entertainment Inc. and AMC Theatres, a Delaware corporation with its principal place of business in Kansas City, Missouri,

and its successors, assigns, subsidiaries, divisions, groups, affiliates, partnerships and joint ventures, and directors, officers, managers, agents, and employees.

“Loews” means LCE Holdings, Inc. d//b/a Loews Cineplex Entertainment Corporation and Loews Theatres, a Delaware corporation with its principal place of business in New York, New York, and its successors, assigns, subsidiaries, divisions, groups, affiliates, partnerships and joint ventures, and directors, officers, managers, agents, and employees.

“Defendants” means AMC and Loews, collectively or individually.

The “State of California theatre assets” means the movie theatre businesses operated by AMC at 1000 Van Ness Avenue, San Francisco, CA (commonly known as the AMC Van Ness), and 1881 Post Street, San Francisco, CA (commonly known as the AMC Kabuki). This term includes all tangible and intangible assets used in the operation of these theatres including: all real property (owned and leased); all personal property, inventory, office furniture, fixed assets and fixtures, materials, supplies, and other tangible property or improvements used in the operation of the theatres; all licenses, permits and authorizations issued by any governmental organization relating to the operation of the theatres, and all contracts, agreements, leases, licenses, commitments and understandings pertaining to the theatres including supply agreements and licenses to exhibit motion pictures. Provided however, that this term does not include (1) any right to use or interest in the defendants’ trade names, trade marks and copyrighted material, or (2) assets that the defendants do not own and are not legally able to transfer. With the approval of OAG, in its sole discretion, the State of California theatre assets may be modified to exclude assets and rights that are not necessary to meet the competitive aims of this Final Judgment and assets that the Acquirer(s) does not desire to purchase.

“Acquirer” means the entity or entities to whom defendants divest the State of California theatre assets under this Final Judgment.

III.           APPLICABILITY

A.            The provisions of this Final Judgment apply to defendants, their successors and assigns, their subsidiaries, directors, officers, managers, agents, and employees, and all other persons in active concert or participation with any of them who shall have received actual notice of this Final Judgment by personal service or otherwise.

B.            Defendants shall require a party that acquires all or substantially all of the assets used in defendants’ business of operating movie theatres in the State of California to be bound by the provision of this Final Judgment; provided, however, that defendants need not obtain such an agreement from an Acquirer in connection with the divestiture of the State of California theatre assets.

IV.           DIVESTITURE

A.            Defendants are hereby ordered and directed in accordance with the terms of this Final Judgment, within 180 calendar days after the filing of the Complaint in this matter or within 60 calendar days of the consummation of the proposed transaction, whichever is later, to divest the State of California theatre assets to an Acquirer or Acquirers acceptable to OAG in its sole discretion.

B.            Defendants shall use their best efforts to accomplish the divestitures as expeditiously and timely as possible. The OAG, in its sole discretion, may extend the time period for any divestiture for two additional 30 day periods of time, not to exceed 60 calendar days in total.

C.            In accomplishing the divestitures ordered by this Final Judgment, defendants shall promptly make known, by usual and customary means, the availability of the State of California theatre assets described in this Final Judgment. Defendants shall inform any person making an inquiry regarding a possible purchase that the sale is being made pursuant to this Final Judgment and provide such person with a copy of this Final Judgment. Defendants shall also furnish to all prospective Acquirers, subject to customary confidentiality assurances, all information regarding the State of California theatre assets customarily provided in a due diligence process, except such information subject to attorney-client privilege or attorney work-product privilege.

D.            Defendants shall not take any action that will impede in any way the operation of the State of California theatre assets or jeopardize the divestitures described in this Final Judgment. Unless OAG otherwise consents in writing, defendants shall maintain and operate the theatres to be divested as active businesses, maintain the management, staffing, sales, and marketing of the theatres at levels substantially the same as current levels, and maintain the theatres in operable condition at current capacity configurations. The obligation of defendants to maintain and operate State of California theatre assets terminates at the accomplishment of the divestitures or by order of the Court pursuant to Section V.F. of this Final Judgment. Nothing in this paragraph shall prevent the defendants from competing with the Acquirer(s) after the divestiture of the State of California theatre assets has been accomplished.

E.             Unless OAG otherwise consents in writing, the divestitures pursuant to Section IV, or by trustee appointed pursuant to Section V of this Final Judgment, shall include the entire State of California theatre assets and be accomplished by selling or otherwise conveying the State of California theatre assets in such a way as to satisfy OAG in its sole discretion that the State of California theatre assets will be used by the Acquirer(s) as part of a viable, ongoing business of exhibition of first-run films. The divestitures, whether pursuant to Section IV or Section V of this Final Judgment: (1) shall be made to an Acquirer or Acquirers who it is demonstrated to OAG’s sole satisfaction has or have the intent and capability (including the necessary managerial, operational, and financial capability) of competing effectively in the business of exhibition of first-run films; (2) shall be accomplished so as to satisfy OAG, in its sole discretion, that none of the terms of any agreement between an Acquirer and AMC or Loews give the defendants the ability unreasonably to raise the Acquirer’s costs, to lower the Acquirer’s efficiency, or otherwise to interfere with the ability of the Acquirer to compete effectively.

F.             Within 20 calendar days of the filing of the Complaint in this matter and every 30 calendar days thereafter until the divestitures have been completed, defendants shall deliver to OAG a progress report describing defendants’ efforts in divesting and maintaining the State of California theatre assets. The progress report shall include, at a minimum, (1) the name, address, phone number of any person who has expressed any interest in acquiring, negotiating or receiving more information about the State of California theatre assets; (2) the efforts defendants have made in soliciting and providing information to prospective Acquirers; and (3) any changes in the management, staffing, sales, and play policies of the State of California theatre assets.

V.            APPOINTMENT OF TRUSTEE

A.            In the event that defendants have not divested the State of California theatre assets within the time specified in Section IV of this Final Judgment, the Court shall appoint, on application of OAG, a trustee selected by OAG to effect the divestiture of the State of California theatre assets.

B.            After the appointment of a trustee becomes effective, only the trustee shall have the right to sell the State of California theatre assets included in the trustee’s appointment. The trustee shall have the power and authority to accomplish any divestitures at the best price then obtainable upon a reasonable effort by the trustee and shall have such other powers as the Court shall deem appropriate. Subject to Section V.C. of this Final Judgment, the trustee shall have the power and authority to hire at the cost and expense of defendants any investment bankers, attorneys, or other agents reasonably necessary in the judgment of the trustee to assist in the divestitures, and such professionals and agents shall be accountable solely to the trustee. The trustee shall have the power and authority to accomplish any State of California theatre assets divestitures at the earliest possible time to an Acquirer or Acquirers acceptable to OAG in its sole discretion, and shall have such other powers as this Court shall deem appropriate. Defendants shall not object to a sale by the trustee on any grounds other than the trustee’s malfeasance, or on the grounds that the sale is contrary to the express terms of this Final Judgment. Any such objections by defendants must be conveyed in writing to OAG and the trustee within ten calendar days after the trustee has provided the notice required under Section VI of this Final Judgment.

C.            The trustee shall serve at the cost and expense of defendants, on such terms and conditions as the Court may prescribe, and shall account for all monies derived from the sale of the assets sold by the trustee and all costs and expenses so incurred. After approval by the Court of the trustee’s accounting, including fees for its services and those of any professionals and agents retained by the trustee, all remaining money shall be paid to defendants and the trust shall then be terminated. The compensation of such trustee and of any professionals and agents retained by the trustee shall be reasonable in light of the value of the divested business and based on a fee arrangement providing the trustee with an incentive based on the price and terms of the divestitures and the speed with which they are accomplished.

D.            Defendants shall use their best efforts to assist the trustee in accomplishing the required divestitures, including best efforts to effect all necessary consents and regulatory approvals. The trustee, and any consultants, accountants, attorneys and other persons retained by the trustee, shall have full and complete access to the personnel, books, records, and facilities of the businesses to be divested, and defendants shall develop financial or other information relevant to the business to be divested customarily provided in a due diligence process as the trustee may reasonably request, subject to customary confidentiality assurances. Defendants shall permit prospective Acquirers of the assets to have reasonable access to personnel and to make such inspection of physical facilities and any and all financial, operational or other documents and other information as may be relevant to the divestitures required by this Final Judgment.

E.             After its appointment, the trustee shall file monthly reports with the parties and the Court setting forth the trustee’s efforts to accomplish the divestitures ordered pursuant to this Final Judgment; provided, however, that to the extent such reports contain information that the trustee deems confidential, such reports shall not be filed in the public docket of the Court. Such reports shall include the name, address and telephone number of each person who, during the preceding month, made an offer to acquire, expressed an interest in acquiring, entered into negotiations to acquire, or was contacted or made an inquiry about acquiring, any interest in the businesses to be divested, and shall describe in detail each contact with any such person during that period. The trustee shall maintain full records of all efforts made to divest the businesses to be divested.

F.             If the trustee has not accomplished such divestitures within 90 days after its appointment, the trustee thereupon shall file promptly with the Court a report setting forth (1) the trustee’s efforts to accomplish the required divestitures, (2) the reasons, in the trustee’s judgment, why the required divestitures have not been accomplished, and (3) the trustee’s recommendations; provided, however, that to the extent such reports contain information that the trustee deems confidential, such reports shall not be filed in the public docket of the Court. The trustee shall at the same time furnish such report to the parties, who shall each have the right to be heard and to make additional recommendations consistent with the purpose of the trust. The Court shall enter thereafter such orders as it shall deem appropriate in order to carry out the purpose of the trust which may, if necessary, include extending the trust and the term of the trustee’s appointment by a period requested by OAG.

VI.           NOTIFICATION

A.            Within two business days following execution of a definitive agreement, contingent upon compliance with the terms of this Final Judgment, to effect, in whole or in part, any proposed divestitures pursuant to Sections IV or V of this Final Judgment, defendants or the trustee, whichever is then responsible for effecting the divestitures, shall notify OAG of the proposed divestitures. If the trustee is responsible, it shall similarly notify defendants. The notice shall set forth the details of the proposed transaction and list the name, address, and telephone number of each person not previously identified who offered to, or expressed an interest in or a desire to, acquire any ownership interest in the businesses to be divested that are the subject of the binding contract, together with full details of same. Within ten calendar days of receipt by OAG of notice, OAG may request from defendants, the proposed Acquirer, or any other third party, additional information concerning the proposed divestitures and the proposed Acquirer. Defendants and the trustee shall furnish any additional information requested from them within ten calendar days of the receipt of the request, unless the parties shall otherwise agree. Within 30 calendar days after receipt of the notice or within 20 calendar days after OAG has been provided the additional information requested from defendants, the proposed Acquirer, and any third party, whichever is later, OAG shall provide written notice to defendants and the trustee, if there is one, stating whether or not it objects to the proposed divestitures. If OAG provides written notice to defendants and the trustee that OAG does not object, then the divestitures may be consummated, subject only to defendants’ limited right to object to the sale under Section V of this Final Judgment Absent written notice that OAG does not object to the proposed Acquirer or upon objection by OAG, a divestiture proposed under Section IV or Section V may not be consummated. Upon objection by defendants under the provision in Section V, a divestiture proposed under Section V shall not be consummated unless approved by the Court.

B.            Until one year after any divestiture required by this Final Judgment has been completed, defendants shall preserve all records of all efforts made to preserve the business to be divested and effect the divestitures.

VII.         RETENTION OF JURISDICTION

Jurisdiction is retained by this Court for the purpose of enabling any of the parties to this Final Judgment to apply to this Court at any time for such further orders and directions as may be necessary or appropriate for the construction or carrying out of this Final Judgment, for the modification of any of the provisions hereof, for the enforcement of compliance herewith, and for the punishment of any violations hereof.

VIII.        ATTORNEYS’ FEES AND COSTS

Plaintiff is awarded the amount of $45,000 for reimbursement of attorneys’ fees and costs incurred by Plaintiff in this matter for all work performed up to entry of this Final Judgment.

IX.           TERMINATION

Unless this Court grants an extension, this Final Judgment will expire upon the fifth anniversary of the date of its entry.

X.            PUBLIC INTEREST

Entry of this Final Judgment is in the public interest.

DATED this day of , 200 .

Dated:	United States District Court Judge

[ILLEGIBLE]